Exhibit 99.1

FOR IMMEDIATE RELEASE
Alimera Sciences Reports Record Fourth Quarter and 2019 Results

Fourth Quarter Highlights:

•	Consolidated Net Revenue of $17.3 Million; Up 15% Over Q4 2018

•	International Net Revenue Up 26% Compared to Q4 2018

•	Net Income of $498,000 vs. Net Loss of $1.2 million in Q4 2018

•	$2.6 million Positive Adjusted EBITDA

Year End 2019 Highlights:

•	Consolidated Net Revenue of $53.9 Million; up 16% Over 2018

•	International Net Revenue increased 49%

•	Net Loss of $10.4 Million vs. Net Loss of $16.4 million in 2018

•	$21,000 Positive Adjusted EBITDA

ATLANTA, February 26, 2020 -- Alimera Sciences, Inc. (Nasdaq: ALIM) (Alimera), a global pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals for the treatment of retinal diseases, today announced financial results for the three months and year ended December 31, 2019. Alimera will host a conference call on February 27, 2020, at 9:00 a.m. ET to discuss these results.

“I am extremely proud to report record revenue for Alimera for both the full year of 2019 and the recently completed fourth quarter. Our international business exceeded our expectations with overall revenue improving 49% year over year, driven by organic growth, our expansion into France, and the launch of the ILUVIEN® indication for uveitis in Germany and the United Kingdom in the second half of the year.” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “In the U.S. market, we closed out the year with record quarterly end user demand for ILUVIEN, a 14% increase over the fourth quarter of last year. We are also pleased to have reached a significant milestone, having achieved positive adjusted EBITDA for a full year for the first time in the history of the company.”

Fourth Quarter and Full Year 2019 Financial Results

Consolidated Net Revenue
Consolidated net revenue increased 15% to approximately $17.3 million for the three months ended December 31, 2019, compared to approximately $15.1 million for the three months ended December 31, 2018.

For 2019, consolidated net revenue increased 16% to approximately $53.9 million, compared to approximately $46.6 million in 2018.

U.S. Net Revenue
U.S. net revenue grew 7% to approximately $9.5 million for three months ended December 31, 2019, compared to U.S. net revenue of approximately $8.9 million for the three months ended December 31, 2018. End user demand, which represents units purchased by physicians and pharmacies from Alimera’s distributors, increased 14% to 1,164 units compared to 1,019 units during 2018.

The difference between GAAP revenue and end user demand is due to the timing of distributor purchases from Q4 2019 versus Q4 2018. During Q4 2018, Alimera's distributors purchased approximately 7% more units than they sold to end users, increasing their stock on hand during the quarter. During Q4 2019, Alimera's distributors purchased approximately the same number of units that were sold to end users.

For 2019, U.S. net revenue increased approximately $300,000 to $32.3 million compared to $32.0 million in 2018. The increase was primarily attributable to our increase in end user demand, which increased 5% for the year ended December 31, 2019, increasing to 3,993 units compared to 3,802 units for the year ended December 31, 2018.

The difference between GAAP revenue and end user demand is due to the timing of distributor purchases from quarter to quarter. During 2018, Alimera’s distributors purchased approximately 3% more units than they sold to end users, increasing their stock on hand during that year.  During 2019, Alimera’s distributors purchased approximately 1% fewer units than they sold to end users, decreasing their stock on hand during that year.

International Net Revenue
Net revenues from Alimera’s international segment increased 26% to approximately $7.8 million for the three months ended December 31, 2019, compared to approximately $6.2 million for the three months ended December 31, 2018. The increase in international net revenue in the fourth quarter of 2019 was primarily due to increased sales in our international markets where we sell to distributors.

International net revenue increased 49% to approximately $21.7 million for 2019, compared to approximately $14.6 million in 2018. The growth of revenue in the international segment was primarily due to expansion and growth into new and existing markets through our distributors. Alimera also saw an increased sales volume in the markets where we sell direct.

Operating Expenses
Total operating expenses were approximately $13.6 million for the three months ended December 31, 2019, compared to approximately $13.7 million for the three months ended December 31, 2018. Total operating expenses for 2019 were approximately $52.6 million compared to approximately $52.0 million during the prior year.

Net Income (Loss)
Net income for the three months ended December 31, 2019 was $498,000, compared to a net loss of approximately $1.2 million for the three months ended December 31, 2018. For 2019,

net loss totaled approximately $10.4 million compared to net loss of approximately $16.4 million in 2018.

Basic and diluted net income per share for the three months ended December 31, 2019 was approximately $0.08 compared to basic and diluted net loss per share of $(0.27) for the three months ended December 31, 2018. (The per share amounts in this press release reflect Alimera’s one-for-15 reverse stock split in November 2019.)

Basic and diluted net loss per share for 2019 was $(2.19) compared to basic net income per share for 2018 of $3.74 and diluted net income per share for 2018 of $3.71. Net income for 2018 was attributable to the gain on the extinguishment of Alimera’s Series B Convertible Preferred Stock resulting from its exchange in September 2018 for Series C Convertible Preferred Stock.

Adjusted EBITDA
“Adjusted EBITDA,” a non-GAAP financial measure defined below, was approximately $2.6 million for the three months ended December 31, 2019, compared to Adjusted EBITDA of approximately $2.4 million for the three months ended December 31, 2018. For 2019, Adjusted EBITDA was $21,000 compared to an Adjusted EBITDA loss of approximately $2.0 million for 2018.

Cash and Cash Equivalents
As of December 31, 2019, Alimera had cash and cash equivalents of approximately $9.4 million, compared to $7.9 million at September 30, 2019 and $13.0 million at December 31, 2018.

Definition of Non-GAAP Financial Measure
For purposes of this press release, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, losses on extinguishment of debt and severance expenses. Please refer to the sections of this press release entitled “Non-GAAP Financial Measure” and “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to Be Held February 27, 2020
A live conference call will be hosted on February 27, 2020 at 9:00am eastern time by Rick Eiswirth, president and chief executive officer, and Phil Jones, chief financial officer, to discuss Alimera’s financial results. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Thursday February 27, 2020 9:00 AM ET
Conference dial-in: 866-777-2509
International dial-in: 412-317-5413
Conference Call Name: Alimera Sciences (Nasdaq: ALIM) Fourth Quarter 2019 and 2019 Financial Results Conference Call

Conference Call Pre-registration:
Participants can register for the conference by navigating to http://dpregister.com/10139032
Please note that registered participants will receive their dial in number upon registration and will dial directly into the call without delay.
Live Webcast URL: https://services.choruscall.com/links/alimera200220.html

A replay will be available on Alimera’s website, www.alimerasciences.com, under “Investor Relations” one hour following the live call.
Conference Call replay: US Toll Free: 1-877-344-7529
International Toll: 1-412-317-0088
Canada Toll Free: 855-669-9658
Replay Access Code: 10139032
End Date: March 12, 2020
About Alimera Sciences, Inc.
www.alimerasciences.com
Alimera Sciences is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in our aging populations. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measure
This press release contains a discussion of a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance. Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three and twelve months ended December 31, 2019 and 2018 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Loss to non-GAAP Adjusted EBITDA.” GAAP net loss is the most directly comparable GAAP financial measure to Adjusted EBITDA.
Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.
The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure.
Forward Looking Statements
The conference call in which executives of Alimera will discuss this press release may include “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change these expectations, and could cause actual results to differ materially from those projected in these forward-looking statements. Meaningful factors that could cause actual results to differ include but are not limited to, lower revenue and a corresponding decrease in cash due to a reduction in end user demand, uncertainties associated with COVID-19 - or coronavirus (including its possible effects on end user demand), unanticipated competition, regulatory issues, or other unexpected circumstances, as well as the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2018 and Alimera’s Quarterly Reports on Form 10-Q for the first, second and third quarters of 2019, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov. Additional factors will also be described in those sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2019, to be filed with the SEC soon.

For investor inquiries:	For media inquiries:
Scott Gordon	Jules Abraham
for Alimera Sciences	for Alimera Sciences
scottg@coreir.com	julesa@coreir.com

# # #

ALIMERA SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2019	December 31, 2018
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$9,426	$13,043
Restricted cash	33	32
Accounts receivable, net	19,331	17,259
Prepaid expenses and other current assets	2,565	2,109
Inventory	1,390	2,405
Total current assets	32,745	34,848
NON-CURRENT ASSETS:
Property and equipment, net	940	1,355
Right of use assets, net	1,107	—
Intangible asset, net	14,783	16,723
Deferred tax asset	734	1,182
TOTAL ASSETS	$50,309	$54,108
CURRENT LIABILITIES:
Accounts payable	$7,077	$6,355
Accrued expenses	4,716	3,643
Finance lease obligations	255	236
Total current liabilities	12,048	10,234
NON-CURRENT LIABILITIES:
Note payable	38,658	37,873
Finance lease obligations — less current portion	94	305
Other non-current liabilities	3,954	2,974
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ (DEFICIT) EQUITY:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Series C Convertible Preferred Stock	11,117	11,117
Common stock	50	47
Additional paid-in capital	350,117	346,762
Common stock warrants	3,707	3,707
Accumulated deficit	(387,570)	(377,127)
Accumulated other comprehensive loss	(1,093)	(1,011)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(4,445)	2,722
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$50,309	$54,108

ALIMERA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
NET REVENUE	$17,348	$15,114	$53,943	$46,599
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(2,273)	(1,325)	(6,626)	(4,308)
GROSS PROFIT	15,075	13,789	47,317	42,291

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,670	2,876	10,992	11,274
GENERAL AND ADMINISTRATIVE EXPENSES	3,765	3,995	13,954	14,525
SALES AND MARKETING EXPENSES	6,546	6,142	25,004	23,517
DEPRECIATION AND AMORTIZATION	667	704	2,641	2,645
OPERATING EXPENSES	13,648	13,717	52,591	51,961
NET INCOME (LOSS) FROM OPERATIONS	1,427	72	(5,274)	(9,670)

INTEREST EXPENSE AND OTHER	(1,173)	(1,236)	(4,869)	(4,775)
UNREALIZED FOREIGN CURRENCY GAIN (LOSS), NET	51	(83)	(84)	(65)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	—	(1,766
NET INCOME (LOSS) BEFORE TAXES	305	(1,247)	(10,227)	(16,276)
PROVISION FOR TAXES	193	(2)	(216)	(106)
NET INCOME (LOSS)	498	(1,249)	(10,443)	(16,382)
GAIN ON EXTINGUISHMENT OF PREFERRED STOCK	—	—	—	38,330
NET INCOME (LOSS) AVAILABLE TO STOCKHOLDERS	$498	$(1,249)	$(10,443)	$21,948
NET INCOME (LOSS) PER SHARE — Basic	$0.08	$(0.27)	$(2.19)	$3.74
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Basic	4,897,005	4,671,041	4,770,204	4,666,856
WEIGHTED AVERAGE PARTICIPATING SHARES – Basic	1,278,170	—	—	1,199,953
TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING — Basic	6,175,175	4,671,041	4,770,204	5,866,809
NET INCOME (LOSS) PER SHARE — Diluted	$0.08	$(0.27)	$(2.19)	$3.71
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Diluted	4,920,794	4,671,041	4,770,204	4,715,919
WEIGHTED AVERAGE PARTICIPATING AND DILUTIVE SHARES – Diluted	1,278,170	—	—	1,199,953
TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING — Diluted	6,198,964	4,671,041	4,770,204	5,915,872

ALIMERA SCIENCES, INC.
REPORTABLE SEGMENT INFORMATION
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(in thousands)

	Three Months Ended December 31, 2019				Three Months Ended December 31, 2018
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$9,505	$7,843	$—	$17,348	$8,869	$6,245	$—	$15,114
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(993)	(1,280)	—	(2,273)	(791)	(534)	—	(1,325)
GROSS PROFIT	8,512	6,563	—	15,075	8,078	5,711	—	13,789

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,314	1,273	83	2,670	1,531	1,139	206	2,876
GENERAL AND ADMINISTRATIVE EXPENSES	2,334	1,069	362	3,765	1,937	843	1,215	3,995
SALES AND MARKETING EXPENSES	4,830	1,609	107	6,546	4,142	1,783	217	6,142
DEPRECIATION AND AMORTIZATION	—	—	667	667	—	—	704	704
OPERATING EXPENSES	8,478	3,951	1,219	13,648	7,610	3,765	2,342	13,717
SEGMENT (LOSS) INCOME FROM OPERATIONS	34	2,612	(1,219)	1,427	468	1,946	(2,342)	72
OTHER INCOME AND EXPENSES, NET	—	—	(1,122)	(1,122)	—	—	(1,319)	(1,319)
NET LOSS BEFORE TAXES				$305				$(1,247)

	Twelve Months Ended December 31, 2019				Twelve Months Ended December 31, 2018
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$32,283	$21,660	$—	$53,943	$31,966	$14,633	$—	$46,599
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(3,487)	(3,139)	—	(6,626)	(2,875)	(1,433)	—	(4,308)
GROSS PROFIT	28,796	18,521	—	47,317	29,091	13,200	—	42,291

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	5,943	4,634	415	10,992	6,457	3,946	871	11,274
GENERAL AND ADMINISTRATIVE EXPENSES	8,449	3,944	1,561	13,954	8,147	3,259	3,119	14,525
SALES AND MARKETING EXPENSES	17,591	6,933	480	25,004	16,569	5,910	1,038	23,517
DEPRECIATION AND AMORTIZATION	—	—	2,641	2,641	—	—	2,645	2,645
OPERATING EXPENSES	31,983	15,511	5,097	52,591	31,173	13,115	7,673	51,961
SEGMENT (LOSS) INCOME FROM OPERATIONS	(3,187)	3,010	(5,097)	(5,274)	(2,082)	85	(7,673)	(9,670)
OTHER INCOME AND EXPENSES, NET	—	—	(4,953)	(4,953)	—	—	(6,606)	(6,606)
NET LOSS BEFORE TAXES				$(10,227)				$(16,276)

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
GAAP NET INCOME (LOSS)	$498	$(1,249)	$(10,443)	$(16,382)
Adjustments to net loss:
Interest expense and other	1,173	1,236	4,869	4,775
Provision for taxes	(193)	2	216	106
Depreciation and amortization	667	704	2,641	2,645
Stock-based compensation expenses	553	1,021	2,456	4,411
Unrealized foreign currency exchange (gains) losses	(51)	83	84	65
Loss on early extinguishment of debt	—	—	—	1,766
Severance expenses	—	617	198	617
NON-GAAP ADJUSTED EBITDA	$2,647	$2,414	$21	$(1,997)